                              AMENDED AND RESTATED
                              --------------------
                   EXTENDIBLE REVOLVING TERM CREDIT FACILITY
                   -----------------------------------------

         This Agreement amends and restates in full the Extendible Revolving Term Credit Facility dated September 15, 1995 and the Amended and Restated Extendible Revolving Term Credit Facility Agreement dated July 4, 1996 between the Borrower and the Lender.

                                  May 29, 1997

BORROWER:             Norcen Energy Resources Limited (Norcen).
--------

FACILITY:             Extendible Revolving Term Credit Facility (the
--------              "Facility").

AMOUNT:               Cdn. $100,000,000 or the U.S. dollar equivalent.
------

PURPOSE:              For general corporate purposes, including commercial paper
-------               backstop, capital expenditures, short term working capital needs, refinancing existing bank indebtedness and for Permitted Acquisitions.

LENDER:               Royal Bank of Canada
------

AVAILABILITY
PERIOD:               The Facility will revolve and fluctuate for a period of
------------          364 days ("Revolving Period"), subject to renewal as
                      provided below, followed by a 2 year non-revolving term loan ("Term Period") with a bullet payment at the end of the Term Period.

REPAYMENT:            Revolving Period
---------             ----------------

                      The Revolving Period ends May 28, 1998. The Revolving Period may be extended from time to time at the Lender's sole discretion for up to 364 days, within 30 days after the Borrower's written request which may not be made more than twice in any 12 month period. The Borrower's request for extension will include a restatement of the Representations and Warranties. No response from the Lender within 30 days of the request shall mean that an extension is not granted.

                      Term Period
                      -----------

                      The Term Period commences on the day after the last day of the Revolving Period and ends two years thereafter. Any undrawn portion of the Facility will be canceled at the end of the Revolving Period. Any prepayment during the Term Period will constitute a permanent reduction of the Facility. For greater certainty, the rollover of a B/A or Libor Loan does not constitute a prepayment during the Term Period.

REPAYMENT:            The Borrower will repay all borrowings and other amounts
---------             outstanding hereunder in full on the last day of the Term
                      Period, and the commitment shall reduce to zero on such date. The Borrower will ensure that Libor Loans and B/A's mature, and L/C's and L/G's expire, on or before such date.

RANKING:              All amounts outstanding under the Facility will be senior
-------               unsecured obligations of the Borrower ranking pari passu
                      with all existing and future Senior Debt of the Borrower, other than indebtedness secured by Permitted Encumbrances.
                      The Facility will at all times rank senior to any existing or future Subordinated Indebtedness.

AVAILMENTS:           The Facility will be available by way of the following:
----------
                      o  Canadian dollar prime loans ("Cdn. Prime Rate Loans");

                      o  US dollar base rate loans ("USBR Loans")'

                      o  Canadian dollar bankers' acceptances ("B/A's");

                      o US dollar London interbank offer rate loans ("Libor Loans"); and

                      o US dollar or Canadian dollar letters of credit ("L/C's) or guarantee ("L/G's).

CURRENCY EXCESS:      If at any time the Canadian dollar equivalent of all
---------------       outstanding advances based on the noon (Toronto time) Bank of Canada exchange rate exceeds the available facility amount (a "Currency Excess"), the Borrower will repay forthwith Cdn. Prime Rate

                      Loans or USBR Loans until such time as the Currency Excess is eliminated. If a Currency Excess remains after repayment of all Cdn. Prime Rate Loans or USBR Loans, then the Borrower will:

                      1) collateralize dollar for dollar the Currency Excess
                         Canadian or US dollar deposits;

                      2) repay any Libor Loans, as well as any expenses
                         associated with breaking a Libor Loan, prior to maturity; or

                      3) any combination of the foregoing.

BORROWING AND
NOTICE PROVISIONS:    A) The Borrower may borrow as follows:
-----------------
                         o Cdn. Prime Rate Loans in minimum amounts of C$1 million and multiples of $100,000 thereafter;

                         o USBR Loans in minimum amounts of US$1 million and multiples of $100,000 thereafter;

                         o advances of B/A's will, subject to availability, be issued for periods of 30, 60, 90, 120 or 180 days, or such other period as is agreed to by the Lender, in minimum amounts of C$1 million and multiples of C$100,000 thereafter unless otherwise determined by the market for B/A's; and

                         o Libor Loans, with maturities of 1, 2, 3 or 6 months, or such other period as is agreed to by the Lender, in minimum amounts of US$1 million and multiples thereof.

                      B) The following notice provisions will apply to
                         drawdowns, repayments, rollovers and conversions:

                         Prime Rate/USBR Loans

                         o up to $20,000,000: same Business Day 9:00 a.m. notice is required; and

                         o over $20,000,000: 9:00 a.m. one Business Day prior notice is required.

                      B/A's

                      To the extent that the Borrower markets the B/A's, customary notice is required. Should the Borrower request the Lender to market the B/A's then the following notice provisions shall apply:


                      o  same Business Day 9:00 notice is required.

                      o one Business Day 9:00 a.m. notice is required for the rollover of B/A's, regardless of size.

                      B/A's will be issued and dealt with in accordance with the Lender's usual practices, and must be repaid, rolled over, or converted to another borrowing on their maturity dates.

                      LIBOR Loans

                      o  3 banking days (in London and Calgary) prior notice.

                      The Borrower may repay any part of the outstanding amount without penalty subject to applicable notice periods and provided that B/A's and Libor Loans may be repaid on maturity dates only, unless, in the case of Libor Loans, the Borrower pays the expenses associated with breaking the Libor Loan prior to maturity.

ACCOUNTS:             The Lender's records will constitute prima facie evidence
--------              of amounts outstanding hereunder.

INTEREST RATES:       The Borrower shall pay interest or fees on all borrowings
---------------       hereunder at the following rates:

                      During Revolving Period:  - Libor + 40 bp
                                                - BA Rate + 40 bp
                                                - USBR
                                                - Canadian Prime

                      Letters of Credit ("L/C")
                      and Letters of Guarantee
                      ("L/G"):                  - Financial L/C and/or L/G - 50
                                                  bp
                                                - Non-Financial or Performance
                                                  L/C and L/G - 25 bp.
                                                - All L/C and L/G's may be
                                                  renewed annually at the
                                                  discretion of the Lender for
                                                  an additional 1 year term.

                      During Term Period:       - All rates increase by 12.5 bp
                                                  prorated on commencement of
                                                  the Term Period.

                      Interest on Cdn. Prime Rate and USBR Loans is payable monthly in arrears on the last Business Day of each month, on the basis of a year of 365 days. Interest on Libor Loans is payable in arrears on the last day of the interest period thereof, or every 3 months if such interest period exceeds 3 months, on the basis of a year of 360 days. Stamping fees on B/A's are payable in advance on the acceptance thereof, calculated on the face amount of each B/A on the basis of the number of days in its term in a year of 365 days. Fees in respect of L/C's and L/G's are payable in advance on issuance thereof, calculated on the maximum amount available to be drawn thereunder on the basis of the number of days in its term in a year of 365 days.

                      Any interest rate based on a period less than a year expressed as an annual rate for purposes of the Interest Act (Canada) is equivalent to such determined rate multiplied by the actual number of days in the calendar year in which same is to be ascertained and divided by the number of days in the period upon which it is based.

                      The Borrower will pay interest on all overdue amounts (including overdue interest) at Cdn. Prime (for Canadian Dollars) and USBR (for U.S. Dollars), plus 1% per annum. All overdue interest is calculated on a daily basis and will be payable both before and after default, maturity and judgment.

FEES:                 Standby fees of 10 bp will be paid quarterly in arrears on
----                  the undrawn portion of the Facility during the Revolving
                      Period. For these purposes the amount of borrowings outstanding in US

                      Dollars will be notionally converted to Cdn. Dollars at the exchange rate in effect on the Business Day prior to the due date for payment.

EVIDENCE OF INDEBTEDNESS:
------------------------

                      The Bank shall open and maintain at the Branch of Account accounts and records evidencing the principal amount of each Borrowing, the payment of principal and interest and all other amounts owing to the Bank under this Agreement. The Bank's accounts and records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank.

EXPENSES:             The Borrower will pay all reasonable costs and expenses
--------              (including legal fees) incurred in connection with the
                      review of the Facility Documents, the preservation and/or enforcement of any of the rights of the Lender under the Facility Documents, and loss or expenses (including legal fees) incurred by the Lender as a consequence of any failure to pay any stamp, registration or other tax to which the Facility may be subject.

CONDITIONS
PRECEDENT:            A) Conditions precedent to implementation of the terms and
----------               conditions herein contained are the following:

                         1) officer's certificate stating that the
                            Representations and Warranties are true and accurate in all material respects;

                         2) internal legal opinion stating that this Facility
                            Agreement is valid, binding and legally enforceable.

                      B) Conditions precedent to subsequent drawdowns,
                         rollovers and conversions will be as follows:

                         1) receipt of applicable notice; and

                         2) no Event of Default or Potential Event of Default
                            has occurred or would occur as a result of such drawdown, rollover or conversion.

REPRESENTATIONS
AND WARRANTIES:       The borrower represents and warrants as follows:
---------------
                      1) it is duly incorporated, validly existing, and duly
                         registered where required;

                      2) it has all corporate power and legal capacity to carry
                         on business and own assets;

                      3) it has all corporate power and authorization to execute and deliver the Facility Documents and to perform its covenants under the Facility Documents;

                      4) the Facility Documents have been duly executed and
                         delivered by the Borrower;

                      5) the Facility Documents create legal, valid, binding and enforceable obligations of the Borrower;

                      6) the most recent audited consolidated financial
                         statements of the Borrower (initially December 31,
                         1996), fairly present the consolidated financial condition of the Borrower, as at such date and the results of operations for the year ended, in accordance with GAAP consistently applied, and since the most recent audited financial statements of the Borrower, there has been no material adverse change in the consolidated financial position or business operations of the Borrower;

                      7) the Borrower has in full force and effect such
                         insurance policies in amounts covering the properties and operations of the Borrower as are customarily held by similar corporations engaged in the same or similar businesses in the localities where the Borrower's properties and operations are located;

                      8) there is no pending or threatened action, suit,
                         litigation, judgment or proceeding that has a reasonable likelihood of materially adversely affecting the Borrower's ability to repay or perform its obligations under the Facility Documents other than as disclosed in writing by the Borrower on or prior to the execution of the Facility Documents;

                      9) there is no known material environmental liability,
                         actual or contingent which has not been provided for in the financial statements of Borrower in accordance with GAAP; it is in compliance with environmental laws in all material respects; all necessary material permits, licenses and other consents required under environmental laws have been received and are in good standing, and its properties are not the subject of any outstanding or threatened order or judgment alleging violation of environmental laws which if enforced against the Borrower would have a material adverse effect on the financial condition, operations or business of the Borrower;

                     10) it has unencumbered ownership and clear title to
                         its assets except for Permitted Encumbrances;

                     11) all amounts outstanding under the Facility rank at
                         least pari passu in right of payment with the Borrower's other most senior unsecured Indebtedness, other than Indebtedness which is a preferred claim arising by operation of law or a Permitted Encumbrance;

                     12) no Event of Default or Potential Event of Default
                         has occurred and is continuing; and

                     13) neither the execution and delivery of the Facility
                         Documents nor compliance with the terms and provisions thereof will conflict with, result in a breach of, or constitute a default under any law or regulation, any court order, judgment or decree, or any agreement or instrument binding upon the Borrower.

GENERAL COVENANTS:   The Borrower will:

-----------------
                     1) pay all amounts owing under the Facility Documents when due;

                     2)  perform its obligations under the Facility Documents;

                     3) maintain its current corporate existence as a Canadian corporation;

                     4)  supply to the Lender on a regular basis:

                         a) annual audited consolidated financial statements of
                            the Borrower prepared in accordance with GAAP, as soon as available but in any event within 120 days of the end of each fiscal year;

                         b) quarterly unaudited consolidated financial
                            statements of the Borrower prepared in accordance with GAAP, as soon as available but in any event within 90 days of the end of the first 3 fiscal quarters of each fiscal year, in all cases stating comparative figures for the corresponding date and period in the previous fiscal year;

                         c) a compliance certificate as per Exhibit A within 120
                            days of the fiscal year end and within 90 days of the end of the first 3 quarters of each fiscal year showing the calculation of all Financial Ratios and including an officer's certificate stating that no Event of Default or Potential Event of Default has occurred;

                         d) Annual information forms or notices of material
                            change which are required to be filed by the Borrower with any regulatory authority or securities exchange;

                     5) maintain the Interest Coverage Ratio and the Senior Debt to Capital Ratio (the "Financial Ratios") as follows:

                         a) Interest Coverage Ratio on a rolling 4 quarter basis
                            to be greater than 2.50 times;

                         b) Senior Debt to Total Capital Ratio to be maintained
                            below .60:1,

                         all Financial Ratios to be calculated quarterly on a consolidated basis, in accordance with GAAP;

                     6)  carry on and conduct its business in a proper and

                         efficient manner and in compliance with applicable laws in all material respects;

                     7) maintain insurance policies covering its material properties and operations as is customarily maintained by similar corporations engaged in the same or similar business;

                     8) not liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith;

                     9) not permit a merger with or into, or a consolidation or amalgamation with, or transfer all or substantially all its assets to, another entity, other than a merger or amalgamation between the Borrower and a Wholly-Owned Subsidiary, or between Wholly-Owned Subsidiaries:

                         a) if an Event of Default or Potential Event of Default
                            exists or would occur and be continuing immediately before and after giving effect to the transaction; and

                         b) unless the successor corporation:

                            i)   agrees to be bound by the Facility Documents;

                            ii) acknowledges the continuing validity and enforceability of the Facility Documents;

                            iii) represents and warrants that the transaction
                                 will not adversely affect the rights and benefits afforded the Lender under the Facility Documents;

                            iv)  represents and warrants that the
                                 creditworthiness of the resulting, surviving or transferee entity is not materially weaker than the Borrower prior to such action; and

                            v) provides legal opinions confirming the matters set forth in paragraphs i), ii), and iii) above;

                     10) not permit any lien, mortgage, charge, hypothec, pledge or any other security interest or encumbrance on its property or assets, except for Permitted Encumbrances, unless at the same time or prior to securing any other Indebtedness, the Borrower grants security for this Facility which ranks equally and rateably with the other Indebtedness; and


                     11) promptly advise the Lender in writing of any Event of
                         Default or any Potential Event of Default.

ENVIRONMENTAL
INDEMNITY         The Borrower will indemnify the Lender for losses or damages
-------------     incurred as a result of environmental matters that are
                  attached to the Lender as a result hereof.

EVENTS OF DEFAULT:      Events of Default are as follows:
-----------------
                        1) nonpayment of principal when due;

                        2) nonpayment of interest, stamping fees, L/C fees,
                           or L/G fees due to the Lender for 5 days after the due date. Nonpayment of standby fees or other fees due to the Lender in either case for 5 days after notice of nonpayment;

                        3) nonpayment of other amounts under the Facility
                           Documents within 30 days after notice from the Lender;

                        4) breach of covenant or other written agreement
                           (e.g. L/C, L/G, and B/A's) under the Facility Documents which remains unremedied for 30 days after notice;

                        5) materially incorrect or misleading representation
                           or warranty under the Facility Documents when given;

                        6) if the Borrower defaults under any obligations to
                           pay any Indebtedness (excluding under this Agreement) in an amount in aggregate in excess of $25,000,000 or its equivalent in any other currency or causes or permits to exist any default or event of default under any agreement evidencing Indebtedness (excluding this Agreement) if the effect of such default or event of default is to accelerate, or permit the acceleration of, the maturity of any such obligations which are of an aggregate amount in excess of $25,000,000, provided that an occurrence under this clause will not be an Event of Default, if within such period that is available under such agreement for remedying such default or event of default, such default or event of default is remedied by the Borrower or duly waived by the relevant lender in respect of such Indebtedness;

                        7) if the Borrower becomes insolvent, or institutes
                           proceedings for its winding-up or dissolution, or to be adjudicated a voluntary bankrupt, or files an application seeking reorganization, arrangement, composition or any other similar relief under any bankruptcy, arrangement or other similar law, or files a proposal (or notice of intent to file a proposal) under any bankruptcy law, or makes an assignment for the benefit of creditors, or applies for the appointment of a receiver or receiver-manager over any of its property, or admits in writing its inability to pay its debts generally as they become due, or suspends transaction of its usual business, or consents to any proceeding in 8) below;

                        8) any application is filed or proceeding instituted
                           against the Borrower to have it adjudged a bankrupt or insolvent or seeking reorganization, arrangement, composition or other similar relief under any bankruptcy, arrangement or any other similar law in respect of the Borrower, or seeking the appointment of a receiver, receiver-manager, administrator, liquidator, trustee or assignee in bankruptcy or insolvency of the Borrower or its property, or for the winding-up or dissolution of its affairs, and such application or proceeding remains in force undischarged or unstayed for a period of 30 days or more;

                        9) final judgment or order in excess of C$25 million
                           is rendered against the Borrower which is not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or is not discharged within 60 days after the expiration of such stay; or

                       10) a lien or security interest in excess of $25 million
                           is enforced against the property of the Borrower or a Wholly-Owned Subsidiary.

                       Upon the occurrence and continuance of an Event of
                       Default: the Lender may declare all Indebtedness under the Facility to be due and payable, whereupon the same shall be due and payable, and the Lender will have no obligation to make further advances, rollovers or conversions; the Lender will have a right of set off upon the occurrence and continuance of an Event of Default; all Libor Loans and USBR Loans may, at the Lender's sole discretion, be converted to Cdn Prime Rate Loans at any time and B/A's, L/C's and L/G's must be collateralized by the Borrower in an escrow account; interest on overdue amounts shall be payable as provided in "Interest Rates" above; and, upon the occurrence and continuance of an

                       Event of Default the Lender may arrange for an environmental audit at the expense of the Borrower.

INCREASED COSTS
AND CHANGE OF LAW:     Increased costs and compensation for reduced return
-----------------      to the Lender in providing and maintaining the
                       Facility including those costs arising from capital adequacy requirements and change of law shall be for the account of the Borrower. The Lender will not be obliged to provide advances if rendered illegal or if market conditions make advances unavailable or impracticable.

ASSIGNMENT:            The Lender reserves the right to sell, assign, transfer
----------             or grant participation in the Facility, in whole or in
                       part, with the consent of the Borrower (such consent not to be unreasonably withheld) provided that consent of the Borrower will not be required after an Event of Default or Potential Event of Default. Assignments will be permitted in minimum amounts equal to the lesser of (i)
                       C$10,000,000; and (ii) the remaining commitment of the Lender.

                       The Borrower agrees to execute such further documentation as the Lender may request for the purpose of any assignment, sale or transfer of the Facility.

CANCELLATION:          The undrawn portion of the-Credit Facility may be
------------           cancelled without penalty upon three Business Days
                       notice.

GOVERNING LAW:         Governing law will be the laws of the Province of Alberta
-------------          and Canada applicable therein. Parties submit to Alberta
                       courts.

JUDGMENT
CURRENCIES:            In order to obtain judgments, the Lender can convert
----------             currencies to Canadian dollars on a customary basis.

In witness whereof the parties hereto, by executing this document, have agreed to the terms and conditions as presented herein, with the intention that this document will form a binding contract between them. Dated on 30 day of May, 1997.

ROYAL BANK OF CANADA

Per: /s/
     --------------------------

Per: /s/

     --------------------------

NORCEN ENERGY RESOURCES LIMITED

Per:  /s/ Robert J. Waters
     --------------------------
          Robert J. Waters
             Treasurer

Per: /s/
     --------------------------

                                  DEFINITIONS
                                  -----------

"B/A Rate" means the discount rate at which the Lender's B/A's are purchased by the Lender or sold into the market by the Borrower.

"Business Day" is a day, other than a Saturday or Sunday, on which the Lender is open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, and with respect to Libor Loans, in London, England.

"Cashflow" means, in respect of the Borrower, the aggregate of Consolidated Net Earnings, Consolidated Interest Expense, Taxes and Non-Cash Items, all without duplication and determined in accordance with GAAP.

"Cdn. Prime" means the rate of interest per annum, based on a 365 day year, established and reported by the Lender to the Bank of Canada from time to time as its reference rate of interest for determination of interest rates which the Lender charges to customers of varying degrees of creditworthiness in Canada for Canadian dollar loans made by it in Canada. For purposes of this Facility, the Cdn. Prime will be the higher of the stated rate by the Lender or CDOR plus 1%.

"CDOR" means the average yield to maturity for bankers' acceptances which is quoted on Reuter's Canadian Discount Offer Rate screen at 10:00 a.m. Toronto time on the applicable date of advance for B/A's having a term to maturity of 1 month.

"Consolidated Interest Expense" means consolidated interest, whether expensed or capitalized, in respect of Indebtedness determined in accordance with GAAP.

"Consolidated Net Earnings" means consolidated net income or loss as reported on the Borrower's consolidated statement of earnings excluding income from discontinued operations determined in accordance with GAAP.

"Consolidated Tangible Net Worth" means, on a consolidated basis determined in accordance with GAAP, at any time, the sum of:

        a)      the Borrower's total shareholder equity; and
        b)      Subordinated Indebtedness;
        less:

        c)      any amounts of goodwill attributable to the Borrower.

"Facility Documents" means:

        a)      this letter agreement between the Borrower and the Lender; and

        b) such other documents and certificates which in the opinion of the Lender, acting reasonably, are required to fully document or satisfy the terms and conditions herein contained.

"Fed Funds Rate" means, for any day, the rate set forth in the Federal Reserve Bank of New York's weekly statistical release designated at H.15(519), opposite the caption "Federal Funds (Effective)" for that day, or (if that day is not a Business Day) for the next preceding Business Day.

"Funded Debt" means, all Indebtedness payable more than one year from the date of creation thereof including current maturities of such Indebtedness and Indebtedness which by its terms is renewable to a due date beyond one year; excluding Subordinated Indebtedness.

"GAAP" means generally accepted accounting principles which are in effect from time to time in Canada.

"Guarantees" means an undertaking to become liable for indebtedness for borrowed money as presented on consolidated financial statements of Borrower.

"Hostile Acquisition" means an offer to acquire shares of a corporation, which is required to be reported to an applicable securities regulatory authority, where the board of directors of the target corporation has not approved such offer nor recommended to the shareholders of the corporation that they sell their shares pursuant to the proposed offer.

"Indebtedness" means all items in the consolidated financial statements of the Borrower classified as liabilities for money borrowed in accordance with GAAP (and will include capitalized leases, and Guarantees or endorsements (other than of notes, bills and cheques presented to banks for collection or deposit in the ordinary course of business) of indebtedness of others by the Borrower or Subsidiaries, to the extent required by GAAP).

"Interest Coverage Ratio" means Cashflow divided by Consolidated Interest
Expense.

"Libor" means the rate of interest per annum, based on a 360 day year, as determined by the Lender (rounded upwards, if necessary to the nearest whole multiple of 1/16th of 1%) at which the Lender, in accordance with its normal practice, would be prepared to offer U.S. dollar deposits to leading banks in the Interbank Euro Currency Market, London, England at approximately 10:00 a.m. (New York time) on the second Business Day before the first day of, in an amount similar to, and for the period similar to the interest period of, a requested Libor Loan.


"Non-Cash Items" means depreciation, depletion, amortization, foreign exchange translation gains or losses and other non-cash items included in the calculation of Consolidated Net Earnings as reported on the Borrower's consolidated statement of earnings as determined in accordance with GAAP.

"Permitted Acquisition" means a direct or indirect acquisition by the Borrower which is not a Hostile Acquisition.

"Permitted Encumbrances" means:

     a) any security interest, except on fixed assets or on shares of any Subsidiary or affiliate, given in the ordinary course of business to any bank or other financial institution, to secure indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred provided that the total indebtedness so secured does not exceed $25 million;

     b) any Purchase Money Mortgage;

     c) Risk Management Liens where the aggregate value of all cash and securities will not at any time exceed $25 million;

     d) any security interest on any petroleum and natural gas right, tangible assets associated therewith or the products derived therefrom or the proceeds of sale of such products, to secure production payments, royalties, carried interests and similar obligations or to secure obligations in connection with or necessarily incidental to commitments or purchase and sale of, or the transportation or distribution of, products derived from the petroleum and natural gas right, including without limitation forward sales;

     e) any security interest on any resource property of the Borrower that has not been in commercial production during the 12-month period ending on the date hereof or has not been in commercial production during the 12-month period ending at the time of the imposition of such security to secure any indebtedness incurred for the development or improvement thereof or the development or improvement of any other resource property of the Borrower that has not been in commercial production during the 12-month period ending on the date hereof or has not been in commercial production during the 12-month period ending at the time of the imposition of such security;

     f) any security interest in favour of the government of any country in which the Borrower owns assets or carries on business or the government of any province, state, municipality or other political subdivision in any such country, or any department or agency of any such government, given pursuant to a contract, concession, lease, license, franchise, grant, permit or other instrument pertaining to such assets or business or required by applicable laws;

     g) liens for taxes, assessments or other governmental charges not yet due or, if due, the validity of which is being contested in good faith, and liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid by the Borrower;

     h) unless it constitutes an Event of Default, the lien of any judgment rendered or claim filed against the Borrower, which is being contested in good faith by the Borrower;

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                                       17

     i) undetermined or inchoate liens and charges (including builders', mechanics', warehousemen's carriers' and other similar liens) incidental to construction or current operations which relate to obligations not due or delinquent or which are being contested in good faith by the Borrower;

     j) liens incurred or created in the ordinary course of business on any particular petroleum and natural gas right and or on any tangible assets associated therewith as security, in favour of any other person who is conducting the exploration, exploitation, development or operation of the property or asset to which such petroleum and natural gas right relates, to secure payment by the Borrower of its proportion of the costs and expenses of such exploration, exploitation, development or operation incurred by such other person;

     k) any security interest given by the Borrower to a public utility or municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with utility or municipal services required for the operations of the Borrower in the ordinary course of its business;

     l) any security on a lease or other instrument permitting the extraction of substances other than crude oil, natural gas, natural gas liquids and related products by the Borrower, provided that any such lease does not interfere with the enjoyment by the Borrower of any petroleum and natural gas right;

     m) any renewal, refunding or extension of any security interest or encumbrance referred to in the foregoing clauses a) or l) or of any security interest or encumbrance on any property in existence at the time of acquisition thereof, in which the indebtedness thereby secured after such renewal, refunding or extension is not increased and the security interest or encumbrance is limited in its recourse to the property originally subject thereto and any improvements thereon; and

     n) any security interest or encumbrance, other than those referred to in the foregoing clauses a) to m), created by the Borrower if, after giving effect to the creation of such security interest or encumbrance, the aggregate principal amount of the indebtedness secured thereby would not be greater than C$25,000,000.

"Potential Event of Default" means an event that would constitute an Event of

Default with the giving of notice, lapse or time or both.

"Purchase Money Mortgage" means any mortgage, charge, hypothec, pledge or other security or encumbrance created upon any real or personal property acquired by the Borrower after the date hereof (or previously acquired and substantially unimproved) to secure or securing the whole or any part of the purchase price of such property (or, in the case of previously acquired and substantially unimproved property, the cost of the improvement thereof) or the repayment of money borrowed to pay the whole or any part of such purchase price or cost, or any vendor's

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                                       18

privilege or lien on such property securing all or any part of such purchase price or cost, including title retention agreements and leases in the nature of title retention agreements.

"Risk Management Liens" means liens on cash or marketable securities of the Borrower granted in connection with any interest rate, foreign exchange or commodity risk management arrangements provided:

     a) the Borrower reasonably expects to produce sufficient commodities of the type in question in the ordinary course of business to fulfill such contracts; and

     b) the obligations secured by such liens are not due and delinquent.

"Senior Debt" means all Funded Debt that ranks senior to Subordinated Indebtedness.

"Senior Debt to Total Capital Ratio" means Senior Debt divided by Total Capital.

"Subordinated Indebtedness" means Indebtedness that is subordinate in all circumstances including bankruptcy, in right of payment to Indebtedness under this Facility and Senior Debt.

"Subsidiary" means any corporation a majority of the shares carrying voting rights of which are at the time owned or controlled directly or indirectly by the Borrower.

"Taxes" means income taxes on the Borrower's consolidated statement of earnings determined in accordance with GAAP.

"Total Capital" means Senior Debt plus Consolidated Tangible Net Worth.

"USBR" or "US Base Rate" means the rate of interest per annum, based on a 365 day year, established by the Lender from time to time as a reference rate for the determination of interest rates that the Lender charges to customers of varying degrees of creditworthiness for US dollar loans made by it in Canada. For purposes of this Facility, the US Base Rate will be the higher of the stated rate by the Lender or the Fed Funds Rate plus 1%.

"Wholly-Owned Subsidiary" means any Subsidiary in which all of the issued and outstanding voting shares of each class of its capital are owned directly or indirectly by the Borrower except that director's qualifying shares need not be so owned.